Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated March 7, 2013, in this Registration Statement (Form S-6 No. 333-186373) of Smart Trust, New Jersey Municipal Portfolio of Closed-End Funds Trust, Series 2.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

March 7, 2013